PRICING SUPPLEMENT NO. 60                                      Rule 424(b)(3)
DATED: November 3, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:       Floating Rate Notes           Book Entry Notes
$10,000,000             [x]                           [x]

Original Issue Date:    Fixed Rate Notes              Certificated Notes
November 6, 1997        [_]                           [_]


Maturity Date:
November 6, 1998

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:


                                               Optional          Optional
                        Redemption             Repayment         Repayment
Redeemable On           Price(s)               Date(s)           Price(s)
-------------           ----------             ---------         ----------

N/A                     N/A                    N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]         Commercial Paper Rate          Minimum Interest Rate: N/A

[_]         Federal Funds Rate             Interest Reset Date(s): *

[_]         Treasury Rate                  Interest Reset Period: Monthly

[_]         LIBOR Reuters                  Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                     Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.02%
-------------------------------

*        On the 6th of each month.

**       On the 6th of each month.

*** The one month LIBOR rate as of November 4, 1997 minus 2 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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